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                                                                 Exhibit 16.1

                                                 [ARTHUR ANDERSEN LETTERHEAD]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 20, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 20, 2002 of iBasis, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


cc: Mr. Richard Tennant